Exhibit 1.1

PORTAL SOFTWARE, INC.

22,641,509 Shares of Common Stock, $0.001 par value per share

PLACEMENT AGENCY AGREEMENT

September 11, 2003

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Kaufman Bros., L.P.

800 Third Avenue, 25th Floor

New York, New York 10022

Dear Ladies and Gentlemen:

Portal Software, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell 22,641,509 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), to certain investors (collectively, the “Investors”). The Company desires to engage you as its placement agents (the “Placement Agents”) in connection with such issuance and sale. The Shares are described more fully in the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Placement Agents.

1. Agreement to Act as Placement Agents. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree to act as the Company’s exclusive placement agents in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. Upon the occurrence of the Closing (as hereinafter defined), the Company shall pay to the Placement Agents 6.0% of the proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined).

2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents, and JPMorgan Chase Bank, as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Prior to the Closing Date (as hereinafter defined), (i) each of the Investors will deposit in the Escrow Account an amount equal to the price per Share as shown on the cover page of the Prospectus multiplied by the number of Shares to be purchased by such Investor, and (ii) the Escrow Agent will notify the Company and the Placement Agents in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the “Requisite Funds”) or initiated the transfer of the Requisite Funds to the Escrow Account. At 10:00 a.m., New York City time, on September 17, 2003 or at such other time on such other date as may be agreed upon by the Company and the Placement Agents but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date and time is hereinafter referred to as the “Closing Date”), the Escrow Agent will disburse the Requisite Funds from the Escrow Account to the Company and the Placement Agents as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing of the sale of the Shares to the Investors (the “Closing”) shall take place at the office of Morrison & Foerster LLP, 1290 Sixth Avenue, New York, New York 10104. All actions taken at the Closing shall be deemed to have occurred simultaneously.

Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agents shall request by written notice to the Company at least two days prior to the Closing Date.

3. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agents that:

(a) A registration statement on Form S-3 (File No. 333-85070) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission (other than documents incorporated by reference into said Initial Registration Statement); and no stop order suspending the effectiveness of the Initial Registration Statement, any post- effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and to the Company’s knowledge no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, including any information and documents included therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act are hereinafter collectively called the “Registration Statement”; and such final prospectus supplement, in the form first filed pursuant to Rule 424(b), including any amendments or supplements thereto under the Act including any information and documents included therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, is hereinafter called the “Prospectus”).

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(b) No order preventing or suspending the use of any Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Company’s legal counsel by the Placement Agents through Raymond James or its agents, including legal counsel, expressly for use therein.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Company’s legal counsel by the Placement Agents through Raymond James or its agents, including legal counsel, expressly for use therein.

(d) Neither the Company nor any of its subsidiaries (as defined in Rule 405 of the rules and regulations under the Act), taken as a whole, has sustained since the date of the latest unaudited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the date of the latest unaudited financial statements included in the Prospectus, or as otherwise disclosed in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and which are required to be disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus.

(e) The Company and its subsidiaries have good and marketable title to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

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(f) The Company and its subsidiaries own or possess or otherwise have the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the ability of the Company or any of its subsidiaries to carry on the business now operated by them, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the operations or financial results of the Company and its subsidiaries taken as a whole. Each subsidiary of the Company, if a corporation, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so qualified would not have a Material Adverse Effect on the operations or financial results of the Company and its subsidiaries taken as a whole. Each subsidiary of the Company, if a limited liability entity other than a corporation, is validly existing, except where the failure to be validly existing would not have a Material Adverse Effect on the operations or financial results of the Company and its subsidiaries taken as a whole.

(h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equitable interests or claims, other than director or other qualifying shares.

(i) The Shares to be issued and sold by the Company to the Investors hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus.

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(j) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except where such conflict, breach, violation or default would not in the aggregate have a Material Adverse Effect; and no filing, consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the approval by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Shares, the approval by the NASDAQ National Market (“NASDAQ”) of the listing of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offering and sale of the Shares.

(k) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except where any such default would not have a Material Adverse Effect.

(l) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Shares, except for rights which have been waived.

(m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(n) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(o) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

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(p) The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit timely preparation of financial statements in conformity in all material respects with GAAP; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(s) The Company has full legal power and authority to enter into this Agreement and the Escrow Agreement (together, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matters of public policy and except as such enforceability may be subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(t) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, which is required by the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be disclosed in the Registration Statement and the Prospectus or in the Company’s filings under the Exchange Act and is not so disclosed.

(u) The Company and its subsidiaries have filed all material federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith; and, except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(v) The Company and its subsidiaries possess or have obtained all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where such revocation or modification or the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(x) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions does not exceed the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions by an amount that represents a material liability to the Company.

(z) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of its businesses as described in the Registration Statement and the Prospectus and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

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(aa) Other than the Engagement Letter and this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(bb) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(cc) All material contracts filed with the Commission and to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4. Representations and Warranties of the Placement Agents. The Placement Agents represent and warrant to the Company, that:

(a) The Placement Agents have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(b) The Placement Agents have not delivered any written materials to any prospective purchaser of the Shares other than the prospectus contained in the Initial Registration Statement and documents incorporated by reference into such prospectus.

(c) The information contained in the Prospectus under the heading “Plan of Distribution” is a true and complete description of the matters addressed therein and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. Further Agreements of the Company. The Company covenants and agrees with the Placement Agents that:

(a) If the Registration Statement has become effective and Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.

(b) From the date hereof through the Closing Date, the Company will not, file any amendment or supplement to the Registration Statement or the Prospectus, except as required by law, unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

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(c) The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 5(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information, but only during the period mentioned in Section 5(b); (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 5(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 5(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order as soon as practicable. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

(d) If, at any time from the date hereof through the Closing Date, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and, subject to Section 5(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents, and the Placement Agents agree to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

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(e) The Company will furnish to the Placement Agents and their counsel, without charge in New York City (i) one copy of the Registration Statement, including financial statements, and all exhibits thereto and (ii) from the date hereof through the Closing Date, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.

(f) The Company will comply with all the undertakings contained in the Registration Statement.

(g) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(i) The Company will use its best efforts to ensure that the Shares are quoted on the NASDAQ at the time of the Closing.

(j) For a period of three years from the Closing Date, the Company will furnish to the Placement Agents, as soon as they are available, copies of all reports or other communications (financial or other) furnished to all holders of the Common Stock, other than any such reports or communications filed with the Commission pursuant to the Commission’s EDGAR system.

6. Clear Market. The Company will not issue any equity securities for a period of 90 days from the Closing Date without the prior written consent of Raymond James, other than (i) securities issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement and disclosed to the Placement Agents or their counsel prior to the execution of this Agreement, it being understood that such contractual obligations incorporated by reference into the Registration Statement shall be deemed to have been disclosed to the Placement Agents; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; (iii) equity securities issued pursuant to employee benefit, option or purchase plans in effect as of the date of this Agreement; and (iv) securities issued in connection with an acquisition, a merger, a consolidation or a sale or purchase of assets or in connection with a strategic investment, partnership or joint venture, provided that prior to the issuance of such securities pursuant to (iv) above, the recipients of such securities become subject to a lock-up arrangement reasonably acceptable to the Placement Agents prohibiting the disposition of any equity securities of the Company for a period of 90 days from the Closing Date without the prior written consent of Raymond James. Notwithstanding the foregoing, upon prior mutual written consent between the Company and Raymond James, which consent shall not be unreasonably withheld, such lock-up arrangement relating to securities issued in connection with an acquisition, a merger, a consolidation or a sale or purchase of assets shall not be required.

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7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incurred by the Company in the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (4) the quotation of the Common Stock on NASDAQ, (5) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agents in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (6) fees, disbursements and other charges of counsel to the Company, (7) fees and disbursements of the Accountants incurred in delivering the letter(s) described in 8(f) of this Agreement and (8) the fees of the Escrow Agent. In addition to the foregoing, subject to and conditioned upon Closing, the Company shall reimburse the Placement Agents, upon request for all reasonable out-of-pocket costs and expenses; provided, however that the Company shall not be obligated to reimburse the Placement Agents for any costs and expenses to the extent that the aggregate amount of such costs and expenses exceeds $100,000 unless authorized by the Company. The Company shall not in any event be liable to the Placement Agents for loss of anticipated profits from the transactions contemplated by this Agreement.

8. Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder are subject to the following conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iii) after the date hereof and prior to the Closing no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not reasonably object thereto in good faith.

(b) Since the date hereof, (i) there shall not have been a material adverse change whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement or the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement or the Prospectus, if in the reasonable judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

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(c) Since the date hereof, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding is reasonably expected by management to have a Material Adverse Effect.

(d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e) The Placement Agents shall have received an opinion, dated the Closing Date, of O’Melveny & Myers LLP, outside counsel to the Company, in form and substance reasonably satisfactory to the Placement Agents, with respect to the matters set forth in Exhibit B hereto.

(f) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery (the “Original Letter”), addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters. At the Closing Date, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

(g) At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, each in his capacity as such, in form and substance reasonably satisfactory to the Placement Agents to the effect that each signer has carefully examined the Registration Statement and the Prospectus and that to each of such person’s knowledge:

(i)	Each of the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as if such representations and warranties were made on the Closing Date.

(ii)	Each of the covenants and agreements required in this Agreement to be performed by the Company on or prior to the Closing Date and each condition required herein to be fulfilled or complied with by the Company on or prior to the Closing Date has been duly performed, fulfilled or complied with in all material respects.

(iii)	No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or described as being contemplated to the Company by the Commission.

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(h) The Shares shall be qualified for sale in such states as the Placement Agents may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

(i) The Placement Agents shall have received executed “lock-up” agreements, each substantially in the form of Exhibit C hereto, from each of the Company’s officers who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and such lock-up agreements shall be full force and effect on the Closing Date.

9. Indemnification and Contribution.

(a) Indemnification of the Placement Agents. The Company will indemnify and hold harmless each Placement Agent, their affiliates, directors, officers, employees, agents and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Placement Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Placement Agent for any legal or other expenses reasonably incurred by such Placement Agent in connection with investigating or defending any such action or claim as such expenses are incurred within 45 days of receipt of reasonably detailed invoices therefore; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the willful misconduct or gross negligence of any Placement Agent or an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Placement Agent or their agents, including legal counsel, expressly for use therein.

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(b) Indemnification of the Company. Each Placement Agent will indemnify and hold harmless the Company its affiliates, directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise primarily and principally from the gross negligence or intentional misconduct of such Placement Agent or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Placement Agent or their agents, including legal counsel, expressly for use therein, it being understood and agreed upon that the only such information furnished by the Placement Agents consists of the following: the statements set forth (i) under the heading “Plan of Distribution” and (ii) on the cover page; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred within 45 days of receipt of reasonably detailed invoices therefore.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) Contribution. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting expenses) received by the Company and the total fee received by the Placement Agents in connection therewith bear to the total aggregate net offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or that should have been supplied by the Company on the one hand or the Placement Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and the extent to which any such party is prejudiced by the failure of an indemnified party to provide notice as specified in Section 9(c) above.

(e) Limitation on Liability. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to subsection (d) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not account for the equitable considerations referred to above in subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of subsection (d), no Placement Agent shall be required to contribute any amount in excess of the amount by which the total fees received or anticipated to be received by it with respect to the offering of the Shares exceeds the amount of any damages which such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations in subsection (d) to contribute are several in proportion to the respective agency fee received by each of them and not joint.

(f) Non-Exclusive Remedies. The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Placement Agents’ affiliates, directors, officers, employees, agents and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of the Placement Agent under this Section 9 shall be in addition to any liability which the respective Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to the Company’s affiliates, directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

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10. Termination.

(a) The obligations of the Placement Agents under this Agreement may be terminated, in the absolute discretion of the Placement Agents, at any time prior to the Closing Date, by notice to the Company from the Placement Agents, without liability on the part of the Placement Agents to the Company if, prior to delivery and payment for the Shares, (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or NASDAQ; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis, in each case, having a material effect on the financial markets that makes it impracticable or inadvisable to proceed with the placement contemplated hereby or the delivery of the Shares as contemplated hereby.

(b) The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given to the Company by the Placement Agents and the Escrow Agent at or prior to the time of closing on the Closing Date, that the Requisite Funds have not been, or will not be, deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

(c) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 10200 South De Anza Boulevard, Cupertino, California 95014, Attention: Mitchell Gaynor (facsimile: (408) 572-3822), with copy to O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, California 94025, Attention: Tim Curry, Esq. (facsimile: (650) 473-2601), or (b) if to the Placement Agents, at the office of (i) Raymond James & Associates, Inc., 720 University Avenue, Palo Alto, California 94301, Attention: Louis Draper (facsimile: (650) 321-3569) and (ii) Kaufman Bros., L.P., 800 Third Avenue, 25th floor, New York, New York 10022, Attention: Arthur Bingham (facsimile: (212) 292-8103), with copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, Attention: James Tanenbaum, Esq. (facsimile: (212) 468-7900). Any such notice shall be effective only upon receipt. Any notice under this Agreement may be made by facsimile or telephone, but if made by telephone, it shall be subsequently confirmed in writing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agents or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 7, 9 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

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12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person (including the Investors) any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 9(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agents and any person or persons who control the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 9(b) and (d) of this Agreement shall also be for the benefit of the Company’s affiliates, directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

13. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter (including without limitation that certain engagement letter between the Placement Agents and the Company dated September 3, 2003).

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Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agents.

Very truly yours, PORTAL SOFTWARE, INC.

By:	/s/ HOWARD A. BAIN III
	Name:	Howard A. Bain III
	Title:	Senior Vice President and Chief Financial Officer

Confirmed as of the date first above as mentioned: RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ LOUIS L.P. DRAPER
	Name:	Louis L.P. Draper
	Title:	Managing Director

KAUFMAN BROS., L.P.

By:	KB MANAGEMENT, LLC, GENERAL PARTNER

	By:	/s/ CRAIG KAUFMAN
		Name:	Craig Kaufman
		Title:	Member

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Exhibit A

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”), dated as of September 11, 2003, is entered into, by and among Portal Software, Inc., a Delaware corporation (the “Company”), Raymond James & Associates, Inc. and Kaufman Bros., L.P. (the “Placement Agents”) and JPMorgan Chase Bank, a national banking institution incorporated under the laws of the United States of America (the “Escrow Agent”).

WHEREAS, the Company and the Placement Agents have entered into a Placement Agency Agreement dated as of the date hereof by and between the Company and the Placement Agents, pursuant to which the Company proposes to issue and sell 22,641,509 shares (the “Shares”) of its common stock, par value $0.001 per share, to certain investors (the “Investors”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a “shelf” registration statement on Form S-3 (Registration No. 333-85070) (which, together with all amendments or supplements thereto, is referred to herein as the “Registration Statement”) and intends to file a registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended to register an additional $10,000,000 of its securities;

WHEREAS, the Placement Agents propose to offer the Shares to the Investors on behalf of the Company and to receive subscriptions from such Investors for the total number of Shares being offered;

WHEREAS, with respect to all subscription payments received from subscribers (the “Subscription Payments”), the parties propose to establish an escrow account with the Escrow Agent at the office of its escrow administration, JP Morgan Chase Bank, Institutional Trust Services, 4 New York Plaza, New York, New York 10004, Attention: Simone Lyken;

WHEREAS, the offering of the Shares will terminate on September 18, 2003 and, if Subscription Payments for the total number of Shares have not been received by the Company on or before such date, no Shares will be sold and all Subscription Payments made by subscribers will be refunded by the Escrow Agent, with interest earned thereon, if any; and

WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the escrow account will be established and maintained.

NOW THEREFORE, it is agreed as follows:

1. Establishment of Escrow. The Escrow Agent hereby agrees to establish a non-interest bearing trust account pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Escrow Account”), for the deposit with the Escrow Agent of the Subscription Payments and to receive and disburse the proceeds from such Subscription Payments in accordance with the terms and conditions of this Escrow Agreement.

2. Deposit of Escrowed Property. The Placement Agents, on behalf of the subscribers for the Shares, shall from time to time, but in no event later than 12:00 p.m., Eastern Daylight Time, on the first business day (“business day” is defined for purposes of this Escrow Agreement as any day which is not a Saturday, Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) following the date of receipt by the Placement Agents, cause to be wired to or deposited with, or, cause the subscribers for the Shares to wire or deposit with, the Escrow Agent funds or checks evidencing the Subscription Payments of the subscribers delivered in payment for the Shares (the “Escrowed Property”). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the Escrow Agent. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Placement Agents, on behalf of such subscriber, in the same manner notices are delivered pursuant to Section 5 hereof. Upon receipt of funds or checks from the Placement Agents, the Escrow Agent shall credit such funds and the amount of such checks to the Escrow Account. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent shall liquidate to the extent of such dishonored check amount and debit the Escrow Account for the amount of such dishonored check.

3. List of Subscribers. The Placement Agents shall furnish or cause to be furnished to the Escrow Agent and the Company, at the time of each deposit of funds or checks pursuant to Section 2 hereof, a list, substantially in the form of Exhibit A hereto, containing the name, the address, the number of Shares subscribed for, the Subscription Payment delivered to the Escrow Agent, and the social security or certified taxpayer identification number, if applicable, of each subscriber whose funds are being deposited, and to which is attached a completed Form W-9 (or, in the case of any subscriber who is not a United States citizen or resident, a Form W-8) for each listed subscriber (the “Subscriber List”). The Escrow Agent shall notify the Placement Agents and the Company of any discrepancy between the amount of the Subscription Payment set forth on the Subscriber List delivered pursuant to this Section 3 and the amount of any Subscription Payment received by the Escrow Agent. The Escrow Agent is authorized to revise the Subscriber List to reflect the actual amount of Subscription Payment received and the release of any Subscription Payment pursuant to Section 4 hereof.

4. Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall receive a (i) written notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”), from the Company; or (ii) a final and non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Placement Agents, that instructs the Escrow Agent as to the disbursement of the Escrowed Property, the Escrow Agent shall (i) promptly after receipt of such Offering Termination Notice or court order, and the clearance of all checks received by the Escrow Agent as Escrowed Property and in no event more than five business days thereafter send to each subscriber listed on the Subscriber List held by the Escrow Agent pursuant to Section 3 hereof whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount attributable to such subscriber of the remaining Subscription Payment held by the Escrow Agent as set forth on such Subscriber List held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agents of the distribution of such funds to the subscribers.

(b) In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice or final and non-appealable court order as set forth in paragraph (a) above shall have been delivered to the Escrow Agent, the Company and the Placement Agents, shall deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the date on which Shares are to be sold and delivered to the subscribers thereof as the “Closing Date”, which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, and identifying the subscribers and the number of Shares to be sold to each subscriber thereof on such Closing Date. Such Closing Notice, unless one of the parties objects, shall be delivered on the Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks shall, on such Closing Date, pay to the Company and the Placement Agents, in federal or other immediately available funds and otherwise in the manner and amount specified by the Company and the Placement Agents in such Closing Notice, an amount equal to the aggregate of the Subscription Payments paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3 hereof.

(c) If at any time and from time to time prior to the release of any subscriber’s total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from the Escrow Account, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent shall (i) promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount.

(d) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber’s address furnished to the Escrow Agent pursuant to Section 3 hereof.

5. Notices. Any notice, instruction or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (a) when delivered by hand, (b) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or (c) four (4) business days after it is sent by mail, registered or certified, with proper postage prepaid, return receipt requested and in the case of each of clauses (a), (b) and (c) of this Section 5 when addressed as follows:

If to the Company, to:

Portal Software, Inc.

10200 South De Anza Boulevard

Cupertino, California 95014

Attention: General Counsel

Facsimile: (408) 572-3418

with a copy to:

O’Melveny & Meyers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Attention: Timothy Curry, Esq.

Facsimile: (650) 473-2601

if to the Placement Agents, to:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:

Facsimile:

Kaufman Bros., L.P.

800 Third Avenue, 25th Floor

New York, New York 10022

Attention:

Facsimile:

with a copy to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: James Tanenbaum, Esq.

Facsimile: (212) 468-8163

if to the Escrow Agent, to:

JPMorgan Chase Bank

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Simone Lyken

Facsimile: (212) 623-6168

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. In addition, notices of changes of address shall not be effective until received.

6. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Placement Agents that:

(a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

(c) The Escrow Agent shall not be liable under this Escrow Agreement, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

(d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder by the Company or the Placement Agents without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

(f) The Escrow Agent does not have, for tax reporting purposes, any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrowed Property or any portion thereof in any tax year (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, shall be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the subscribers, in proportion to their respective Subscription Payment as set forth on Exhibit A hereto.

(g) Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.

(h) This paragraph (h) and paragraph (c) of this Section 6 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

(i) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

(j) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(k) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of written notice of termination signed by both the Company and the Placement Agents or at any time mayresign by giving written notice to such effect to the Company and the Placement Agents not less than 60 days’ prior to the date when such resignation shall take effect. Upon the effectiveness of any such termination or resignation, the Escrow Agent shall promptly deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement except to the extent resulting from its gross negligence or willful misconduct. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is: (A) 30 days after the date of delivery to the Escrow Agent of the other parties’ notice of termination or (B) 60 days after the date of delivery to the other parties hereto of the Escrow Agent’s written notice of resignation. If at the time of any termination or resignation the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and shall, until such time as a successor Escrow Agent is appointed, maintain the Escrowed Property pursuant to the terms and conditions of this Escrow Agreement.

(l) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to refrain from taking any action and retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the affected subscribers, if any, directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement.

(m) As consideration for the performance by the Escrow Agent of its duties herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit E hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses of third parties, incurred by the Escrow Agent in performance of its duties hereunder (including reasonable fees and expenses of its outside counsel not to exceed $10,000).

(n) The other parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 5 hereof, provided that nothing in this Section 6(n) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

(o) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions he scrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed). The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement (including all exhibits thereto) and the Placement Agency Agreement and in the filings made by the Company under the Securities Exchange Act of 1934, as amended including the filing of this Agreement as an exhibit thereto.

(p) Anything in is Escrow Agreement to the contrary, notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage or regardless of the form of action.

(q) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopy or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Placement Agents or the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

7. Miscellaneous.

(a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

(b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

(c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares, if any, adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

(d) This Escrow Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.

(e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

(f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute the original.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

PORTAL SOFTWARE, INC.
By:

	Name:	Howard A. Bain III
	Title:	Senior Vice President and Chief Financial Officer

RAYMOND JAMES & ASSOCIATES, INC.
By:

	Name:	Louis L.P. Draper
	Title:	Managing Director

KAUFMAN BROS., L.P. By: KB Management, LLC, General Partner
By:

	Name:	Craig Kaufman
	Title:	Member

JPMORGAN CHASE BANK
By:

	Name:	Saverio A. Lunetta
	Title:	Vice President

EXHIBIT A

SUMMARY OF CASH RECEIVED

NEW PARTICIPANT DEPOSIT

Date: Deposit Date: Investment Date: Batch Number:	List Number: Page of Approved By: JOB#:

For Bank use only

TITLE:

NAME	* *	DEPOSIT	* *	AMOUNT OF SHARES	* *	TAX ID NO./ ADDRESS	| |	SOC.SEC. NO.	| *	FOR BANK USE ONLY
	* * * *		* * * *		* * * *		* * * *		* * * *		* * *	TAX CODE EXEMPT(Y/N) W-9(YR) NRA 1008(87)

Broker Misc.	* * * * * *		* * * * * *		* * * * * *		* * * * * *	Misc. II	* * * * * *	Misc. III	| * * * * *	TAX CODE EXEMPT(Y/N) W-2(YR) NRS W-8(YR) 1008(87)

Broker Misc.	* * * * * *		* * * * * *		* * * * * *		* * * * * *	Misc. II	* * * * * *	Misc. III	| * * * * *	TAX CODE EXEMPT(Y/N) W-2(YR) NRS W-8(YR) 1008(87)

Broker Misc.	* * * * * *		* * * * * *		* * * * * *		* * * * * *	Misc. II	* * * * * *	Misc. III	| * * * * *	TAX CODE EXEMPT(Y/N) W-2(YR) NRS W-8(YR) 1008(87)

Broker Misc.	* *		* *		* *		* *	Misc. II	* *	Misc. III	| *

A-1

EXHIBIT B

[Form of Offering Termination Notice]

                      , 2003

JPMorgan Chase Bank

4 New York Plaza

15th Floor

New York, NY 10004

Attention: Simone Lyken

Dear [                ]:

Pursuant to Section 4(a) of the Escrow Agreement dated as of September     , 2003 (the “Escrow Agreement”) by and among Portal Software, Inc. (the “Company”), Raymond James & Associates, Inc., Kaufman Bros., L.P., and JP Morgan Chase Bank, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours,
PORTAL SOFTWARE, INC.
By:

Name:
Title:

B-1

EXHIBIT C

[Form of Closing Notice]

                      , 2003

JPMorgan Chase Bank

4 New York Plaza

15th Floor

New York, NY 10004

Attention: Simone Lyken

Dear [            ]:

Pursuant to Section 4(b) of the Escrow Agreement dated as of September     , 2003, (the “Escrow Agreement”) by and among Portal Software, Inc. (the “Company”), Raymond James & Associates, Inc., Kaufman Bros., L.P., and JP Morgan Chase Bank, the Company hereby certifies that, subject to its receipt of the Subscription Payments for the Shares (as that term is defined in the Escrow Agreement), the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on September     , 2003 (the “Closing Date”). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

We hereby request that the aggregate subscription amount be paid to the Placement Agents, to the Escrow Agent and us as follows:

1.	To the Company, $ ;

2.	To Raymond James & Associates, Inc. and Kaufman Bros., L.P. $ ; and

3.	To the Escrow Agent, $ .

C-1

These instructions may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Very truly yours,
PORTAL SOFTWARE, INC.
By:

Name:
Title:

RAYMOND JAMES & ASSOCIATES, INC.
By:

Name:
Title:

KAUFMAN BROS., L.P.
By:

Name:
Title:

C-2

SCHEDULE I

Name of Subscriber	Number of Shares	Subscription Amount

SCHEDULE II

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Placement Agents:

Name	Telephone Number

If to Company:

Name	Telephone Number

Telephone call-backs shall be made to the Placement Agents and Company if joint instructions are required pursuant to this Escrow Agreement.

EXHIBIT D

[Form of Subscription Termination Notice]

                      , 2003

JPMorgan Chase Bank

4 New York Plaza

15th Floor

New York, NY 10004

Attention: Simone Lyken

Dear [                ]:

Pursuant to Section 4(c) of the Escrow Agreement dated as of September     , 2003 (the “Escrow Agreement”) by and among Portal Software, Inc. (the “Company”), Raymond James & Associates, Inc., Kaufman Bros., L.P., and JP Morgan Chase Bank, the Company hereby notifies you that the following subscription(s) have been rejected:

Name of Subscriber	Amount of Subscribed Shares Rejected	Dollar Amount of Rejected Subscription

Very truly yours,
PORTAL SOFTWARE, INC.
By:

Name:
Title:

D-1

EXHIBIT E

Fee to JPMorgan Chase Bank: $5,000, payable to the Escrow Agent upon execution of this agreement.

E-1

EXHIBIT B

Matters to be Covered in the [Company Counsel] Legal Opinion

Customary qualifying language to be included in actual opinion.

1.	The Shares have been duly authorized and, when issued, sold and delivered to the Investors against payment therefore in accordance with the provisions of the Placement Agency Agreement, will be validly issued, fully paid and non-assessable and will conform as to legal matters in all material respects to the description of the Shares contained in the Prospectus under the caption “Description of Capital Stock.”

2.	The execution and delivery by the Company of the Placement Agency Agreement, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Placement Agency Agreement has been duly executed and delivered by the Company.

3.	The issuance and sale by the Company of the Shares, and the consummation by the Company of the transactions contemplated by the Placement Agency Agreement, do not (a) violate the provisions of any [U.S. federal or Massachusetts state law], rule or regulation applicable to the Company or the Delaware General Corporation Law statute; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws, each as amended to date; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company or any of its subsidiaries of which such counsel is aware.

4.	No consent, approval, authorization, order, registration or qualification of or with any [U.S. federal or Massachusetts state court] or government agency or under the Delaware General Corporation Law Statute is required for the issuance and sale of the Shares by the Company by the consummation of the Company of the transactions contemplated by the Placement Agency Agreement, except for (a) the registration under the Act of the Shares, and (b) such consents, approvals, authorization, orders, registrations or qualifications as may be required under (x) state securities or blue sky laws or (y) the rules and regulations of the [National Association of Securities Dealers, Inc].

5.	The Registration Statement and the Prospectus as amended or supplemented (other than the financial statements, including the notes and schedules thereto, other financial and accounting data and information about the Placement Agents, contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder.

6.	The statements in the Prospectus under the headings “Description of Capital Stock” and “Plan of Distribution,” insofar as they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.

EXHIBIT C

LOCK UP LETTERS

September [    ], 2003

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Kaufman Bros., L.P.

800 Third Avenue, 25th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that you, as Placement Agents, propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Portal Software, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of up to $60,000,000 of shares of Common Stock (with associated preferred stock purchase rights) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the foregoing, and in order to induce you to act as the Placement Agents in the offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Raymond James & Associates, Inc. (“Raymond James”) the undersigned will not, during the period beginning on the date of the final prospectus supplement relating to the Offering of the Securities and ending on the date 90 days after the date of such final prospectus supplement, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Raymond James, it will not, during the period ending 90 days after the date of the final prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of Raymond James, or (iv) effected pursuant to any exchange of “underwater” options with the Company or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of Securities of the Company held by the undersigned. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Letter Agreement shall apply to Common Stock acquired in open market transactions.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
[NAME OF OFFICER OR DIRECTOR]

By:
Title:

Accepted as of the date

first set forth above:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name Title:

KAUFMAN BROS., L.P.

By:
Name Title: